EXHIBIT E

                       FIRST AMENDMENT TO TRUST AGREEMENT

        This FIRST AMENDMENT TO TRUST AGREEMENT (this "AMENDMENT"), dated as of March 17, 1999, is made by and among TrENDS HOLDINGS I L.L.C., a Delaware limited liability company ("TRENDS HOLDINGS"), BANKERS TRUST (DELAWARE), a Delaware bank and trust company (the "DELAWARE TRUSTEE"), and BANKERS TRUST COMPANY, a New York banking corporation (the "REGULAR TRUSTEE"). Capitalized terms used herein but not defined herein have the meanings ascribed to them in the TrENDS Trust Agreement (as defined herein).

                             PRELIMINARY STATEMENTS

        A. The Regular Trustee, the Delaware Trustee and TrENDS Holdings have previously established the Qwest TrENDS Trust (the "TRUST") as a business trust under the Delaware Business Trust Act pursuant to a Declaration of Trust dated as of December 3, 1998 (the "ORIGINAL DECLARATION") and the Regular Trustee and Delaware Trustee have filed a Certificate of Trust with the Secretary of State of the State of Delaware on December 3, 1998, for the creation of the Trust.

        B. The Original Declaration was amended and restated in its entirety by the Trust Agreement, dated as of December 11, 1998 (the "TrENDS TRUST AGREEMENT"), by and among TrENDS Holdings, as depositor, the Delaware Trustee, as Delaware trustee, and the Regular Trustee, as regular trustee.

        C. Section 5.4 of the TrENDS Trust Agreement provides that the TrENDS Registrar shall refuse to register any transfer of TrENDS unless it receives a certificate of a TrENDS Holder desiring to effect such transfer substantially in the form of Exhibit C of the TrENDS Trust Agreement.

        D. TrENDS Holdings, the Regular Trustee and the Delaware Trustee desire that (i) the TrENDS Trust Agreement be amended hereby to remove the requirement that a TrENDS Holder desiring to effect a transfer of a TrENDS deliver a certificate in the form of Exhibit C of the TrENDS Trust Agreement and (ii) the Trust continue on the terms set forth in the TrENDS Trust Agreement, as so amended.

        NOW THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, and in accordance with the provisions of
Section 10.1(a) of the TrENDS Trust Agreement, TrENDS Holdings, the Regular Trustee and the Delaware Trustee hereby agree as follows:

         1.       The TrENDS Trust Agreement is hereby amended as follows:

                  (a)      Section 5.4 shall be amended as follows:

                           (i) by deleting the words "a certificate of a TrENDS
                  Holder desiring to effect such transfer substantially in the form of EXHIBIT C and" appearing in clause (i) of the first sentence of the second paragraph thereof; and

                           (ii) by changing the fourth sentence of the second
                  paragraph thereof to read "If the Transfer Agent receives the certificate described in (i) of this paragraph and has no actual knowledge that such certificate is inaccurate, the Transfer Agent will be deemed to have complied with its obligations regarding the Investment Company Act."

                  (b)      Exhibit A shall be amended as follows:

                           (i) by replacing the words "CERTIFICATE OF TRANSFER"
                  in the second sentence of the first paragraph of the first page thereof with the words "TRANSFEREE CERTIFICATE"; and
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                           (ii) by replacing the words "a Transferor Certificate
                  and a Transferee Certificate, each in the form attached hereto" in the first sentence of the first full paragraph of the third page thereof with the words "a Transferee
                  Certificate in the form attached hereto".

                  (c) Exhibit C shall be amended by deleting such Exhibit in its entirety.

                  (d) The Table of Contents shall be amended by deleting the words "Exhibit C Transferor Certificate" on page iv thereof.

         2. In accordance with the provisions of Sections 5.2 and 10.1 (a)(iii) of the TrENDS Trust Agreement, the Regular Trustee hereby acknowledges its determination that the amendments to the TrENDS Trust Agreement effected by this Amendment do not materially adversely affect the interests of the Certificateholders.

         3. Except as specifically amended hereby, the TrENDS Trust Agreement is hereby ratified and confirmed and shall remain in full force and effect in accordance with its terms.

         4. The Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

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

         IN WITNESS WHEREOF, the parties have hereunto executed this Amendment as of the day first above set forth.

                            TrENDS HOLDINGS I L.L.C.

                                    By:  TrENDS INVESTORS I L.L.C.,
                                         its managing member

                                         By: DLJ Fund Investment Partners II,
                                             L.P., its member

                                             By:  DLJ LBO Plans Management
                                                  Corporation, its General
                                                  Partner

                                                  By: /s/ IVY DODES
                                                      --------------------------
                                                      Name:  Ivy Dodes
                                                      Title:  Vice President

                                         By: DLJ Private Equity Employees Fund,
                                             L.P., its member

                                             By:  DLJ LBO Plans Management
                                                  Corporation, its General
                                                  Partner

                                                  By: /s/ IVY DODES
                                                      --------------------------
                                                      Name:  Ivy Dodes
                                                      Title:  Vice President

                            BANKERS TRUST COMPANY, as Regular Trustee

                                    By:  /s/ PETER BECKER
                                         -------------------------------------
                                         Name:    Peter Becker
                                         Title:   Assistant Vice President

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                    BANKERS TRUST (DELAWARE),
                            as Delaware Trustee

                            By: /s/ PETER BECKER
                               ---------------------------------
                               Name:  Peter Becker
                               Title:   Attorney-in-fact



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